EXHIBIT 10.42



                   First Amendment to the License Agreement


This Amendment is made as of this first day of October 2002 ("Effective Date") by and between Genencor International, Inc., a Delaware corporation with its principal place of business at 925 Page Mill Road, Palo Alto, CA 94304 ("GCOR") and Protein Polymer Technologies, Inc., a Delaware corporation with its principal place of business at 10655 Sorrento Valley Road, San Diego, CA 92121 ("PPT").

WHEREAS, GCOR and PPT have entered into a certain License Agreement dated December 21, 2000 (the "Agreement") incorporated herein;

WHEREAS, GCOR desires to amend the License Agreement in order to obtain an exclusive license to the Licensed Rights in the Personal Care Held (as defined herein) and PPT agrees to amend the license to grant GCOR such rights;

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

I. Pursuant to this Amendment the Agreement shall be amended as follows:

A. Section 1.6 shall be amended to read as follows (amended text is underlined):

     "Field" shall mean the research, development, production and/or sale of products or processes incorporating Licensed Patents or Licensed Know-How for any and all applications including but not limited to the Application Fields but excluding those applications other than as expressly set forth herein, that are subject to regulation in the United States under the Food, Drug and Cosmetics Act, the Medical Devices Act and any amendments or updates thereto (these regulated applications hereinafter referred to as the "Health Care Field"); provided however, that during the period beginning October 1, 2002 and ending September 30, 2003, the entire Personal Care Field shall be included in the Field; and further provided, that upon timely exercise and approval of an Option to include a specified Products area of the Personal Care Field, such specified Products area shall be included in the Field unless and until the license thereto shall lapse as provided in Section 2.1(b).

B.   New Sections 1.15 and 1.16 shall be added as follows:

          1.15 "Cosmetic" shall mean 1) articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body or any


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          part thereof for cleansing, beautifying, promoting attractiveness, or altering the appearance, and 2) articles intended for use as a component of any such articles; except that such term shall not include soap.

          1.16 "Personal Care Field" shall mean the research, development, production and/or sale of products or processes incorporating Licensed Patents or Licensed Know-How for use as a Cosmetic or in a consumer care product having a consumer noticeable benefit or claim but not regulated under the Food, Drug and Cosmetics Act, the Medical Devices Act and any amendments or updates thereto, in skin care ("Skin Care Products"), hair care ("Hair Care Products"), or oral care or other personal care markets ("Other Personal Care Products"). For the avoidance of doubt, even if the products or processes used or sold in the Personal Care Field are subject to regulation in the United States under the Food, Drug and Cosmetics Act, the Medical Devices Act and any amendments or updates thereto, (collectively "The Act") they shell not be deemed to be within the Health Care Field retained by PPT, unless such products are drugs, devices or biologicals as defined under "The Act".

C. Section 2.1(a) shall be amended to read as follows (amended text is underlined):

          Upon expiration of the Initial Grant Period for the remainder of the term of this Agreement, GCOR's exclusive license will automatically convert to a worldwide, royalty-bearing (in accordance with Article III below), exclusive and sublicenseable (in accordance with Section
          2.2 below) right and license to practice the Licensed Patents and Licensed Know-How to make, have made, use, promote, market, distribute, import and sell Licensed Products within the Application Fields and, beginning on the date of addition to the license in accordance with Section 2.1(b), any Additional Application Fields added at any time during the term of this Agreement, and, beginning on the date of addition to the license in accordance with Section 2.1
          (b), the specific Products area of the Personal Care Field added at any time on or before September 30, 2003, subject to the provisions of
          Section 3.2 and Article V of this Agreement.

D. Section 2.1(b) shall be amended to read as follows (amended text is underlined):

          At any time during the term of this Agreement GCOR shall have the option to expand the Application Fields to include Additional Application Fields, and at any time on or before September 30, 2003 GCOR shall have the option to expand the Application Fields to include the Hair Care Products, Skin Care Products and/or Other Personal Care Products area(s) from the Personal Care Field (in each case, an "Option"). To exercise its Option GCOR shall provide PPT written


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          notice of its intent to initiate, either on its own or with a third party, a program for the development of Licensed Product in a specified Additional Application Field or specified Products area of the Personal Care Field. GCOR shall not have the right to exercise such Option without the prior written approval of PPT, which approval shall not be untimely or unreasonably withheld. Upon such approval by PPT, the specified Additional Application Field or specified Products area of the Personal Care Field shall be included within GCOR's exclusive license. Should GCOR fail to initiate a development program within the specified Additional Application Field or specified Products area of the Personal Care Field within twelve (12) months from approval by PPT, GCOR's right and license to said Additional Application Field or specified Products area of the Personal Care Field shall lapse.

E. Section 3.2 shall be amended by adding new Sections 3.2(d) and (e) as follows:

          (d) One Hundred Thousand US Dollars ($100,000) within thirty (30) days after the DFCS of the first Core Product in each of the Hair Care Products, Skin Care Products and Other Personal Care Products areas within the Personal Care Field and One Hundred Thousand US Dollars ($100,000) upon the one year anniversary of DFCS of said first Core Product in each Hair Care Products, Skin Care Products and Other Personal Care Products area within the Personal Care Field.

          (e) One Hundred Thousand US Dollars ($100,000) within thirty (30) days after the DFCS in each of the Hair Care Products, Skin Care Products and Other Personal Care Products areas within the Personal Care Field of each and every subsequent Core Product.

          And by amending the proviso to read as follows (amended text is underlined):

               provided that collectively, the Milestone Payments under Sections 3.2(a), (b) and (c) only shall not exceed a cumulative amount of Five Million US Dollars ($5,000,000). For illustrative purposes only hypothetical milestone triggering events under Section 3.2(b) and (c) are set forth in Exhibit 3.2(b-c).

F. The introductory sentence of Section 5.1 is hereby amended to read as follows (amended text is underlined):

          GCOR's exclusive license as granted in Article III will convert to a non-exclusive license subject to Section 5.2 hereof if GCOR fails to make a combined Minimum


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


          Payment arising from either (i) Milestone Payments pursuant to Sections 3.2(a)(e) and Royalties pursuant to Section 3.3 but excluding the Seven Hundred and Fifty Thousand US Dollars ($750,000) upfront fee or (ii) a lump sum payment to PPT as follows:

G. Section 5.2 is amended by adding to the end of the sentence the phrase "and the specified Products area(s) of the Personal Care Field."

II. Except to the extent modified or amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

III. Terms used but not defined herein shall have the same meaning as set forth in the Agreement.


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IN WITNESS WHEREOF, this Amendment has been entered into on the Effective Date.


                                        GENENCOR INTERNATIONAL, INC.

         Date: October 4, 2002          /s/ Michael V. Arbige
               ---------------          ----------------------------------------
                                        Name:  Michael V. Arbige, Ph.D.
                                             -----------------------------------
                                        Title: Senior Vice Present. Technology
                                              ----------------------------------



                                        PROTEIN POLYMER TECHNOLOGIES, INC.

         Date: October 4, 2002          By:/s/ J. Thomas Parmenter
               ---------------             -------------------------------------
                                        Name:  J. Thomas Parmenter
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------


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